Exhibit 3.1

COVER LETTER

TO: Amendment Section

        Division of Corporations

NAME OF CORPORATION: Inception Technology Group, Inc.

DOCUMENT NUMBER: P11000081729                                               _

The enclosed Articles of Amendment and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Gracie Zhou
Name of Contact Person

Ofsink, LLC
Firm/Company

230 Park Ave, Suite 851
Address

New York, NY 10169
City/State and Zip Code

gzhou@golawintl.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Gracie Zhou	at	(646) 6277326
Name of Contact Person		Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee	☐ $43.75 Filing Fee & Certificate of Status	☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)	☐ $52.50 Filing Fee & Certificate of status Certified Copy (Additional Copy is enclosed)

Mailing Address	Street Address
Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314	Amendment Section Division of Corporations Clifton Building 2661 Executive Centre Circle Tallahassee, FL 32301

Articles of Amendment

to

Articles of Incorporation

of

Inception Technology Group, Inc.
(Name of Corporation as currently filed with the Florida Dept of State)

P11000081729
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607,1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Rebel Group, Inc.                                             The new name must be distinguishable and contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “co.,” or the designation “Corp,” “Inc.” or “Co”. A professional corporation name must contain the word “chartered,” “professional association,” or the abbreviation “P.A.”

B. Enter new principal office address, if applicable:	Unit No. 304, New East Ocean Centre
(Principal office address MUST BE A STREET ADDRESS)	No. 9 Science Museum Road, T.S.T.
Kowloon, Hong Kong

C. Enter new mailing address, if applicable:	Unit No. 304, New East Ocean Centre
(Mailing address MAY BE A POST OFFICE BOX)	No. 9 Science Museum Road T.S.T.
Kowloon, Hong Kong

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent

(Florida street address)

New Registered Office Address:	,	Florida
	(City)		(Zip Code)

New Registered Agent’s Signature, If changing Registered Agent:

I hereby accept the appointment as registered agent, I am familiar with and accept the obligations of the position.

________________________________________________

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P - President; V - Vice President; T- Treasurer; S - Secretary; D - Director; TR – Trustee; C - Chairman or Clerk; CEO - Chief Executive Officer; CFO – Chief Financial Officer; If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones. V as Remove, and Sally Smith, SV as an Add.

Example:

X	Change	PT	John Doe

X	Remove	V	Mike Jones

X	Add	SV	Sally Smith

Type of Action		Title	Name	Address
(Check One)

1)	☐ Change
☐ Add
☐ Remove

2)	☐ Change
☐ Add
☐ Remove

3)	☐ Change
☐ Add
☐ Remove

4)	☐ Change
☐ Add
☐ Remove

5)	☐ Change
☐ Add
☐ Remove

6)	☐ Change
☐ Add
☐ Remove

E. If amending or adding additional Articles, enterr change(s) here:

    (Attach additional sheets, if necessary). (Be specific)

Article I shall be replaced with Annex I in entirety which is attached hereto.

Article IV shall be replaced with Annex II in entirety which is attached hereto.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

    (if not applicable, indicate N/A.)

ANNEX I

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

INCEPTION TECHNOLOGY GROUP, INC.

ARTICLE I shall be replaced with the following in entirety:

“ARTICLE I

CORPORATE NAME

The name of this Corporation shall be: Rebel Group, Inc,”

ANNEX II

ARTICLES OF AMENDMENT

TO ARTICLES OF INCORPORATION

OF

INCEPTION TECHNOLOGY GROUP, INC.

ARTICLE I shall be replaced with the following in entirety:

“ARTICLE IV

CAPITAL STOCK

(a)	Effective upon the “Effective Date” (as defined below), the outstanding shares of Common Stock of the Corporation shall be decreased on the basis that twenty (20) shares of Common Stock shall become one (1) share of Common Stock without changing the par value of the shares of the Corporation (the “Reverse Stock Split”).

The “Effective Date” shall be the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Reverse Stock Split, subject to the prior filing and recording of this Certificate of Amendment in the office of Secretary of State of the State of Florida.”

The date of each amendment(s) adoption: November 19, 2014, if other than the date this document was signed,

Effective date if applicable:	December 5, 2014
(no more than 90 days after amendment file date)

Adoption of Amendment(s)	(CHECK ONE)

☒	The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval

by	_____________________________________________”
(voting group)

☐	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated	November 19, 2014

Signature	/s/ Kent
(By a director, president or other officer – if directors or officers have not been selected, by an Incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Liew Kwong Yoew
(Typed or printed name or person signing)

CEO
(Title of person signing)